UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
First Solar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This proxy statement supplement, dated May 9, 2019, supplements the definitive proxy statement (“Proxy Statement”) of First Solar, Inc. (the “Company”) relating to the Company’s annual meeting of stockholders to be held on Wednesday, May 15, 2019 at 12:00 p.m., Eastern Time, virtually on the Internet.

The following supplemental information should be read in conjunction with the information contained on page 47 of the Proxy Statement under the caption “Section 16(a) Beneficial Ownership Reporting Compliance”:

After the filing of the Proxy Statement with the Securities and Exchange Commission, we became aware that one Form 4 report for each of Philip DeJong, Georges Antoun, Raffi Garabedian, and Mark R. Widmar in connection with two transactions (in each case, the vesting of restricted stock units and the withholding of shares of common stock to satisfy tax obligations upon the vesting of restricted stock units) was filed one day late on November 27, 2018.

All information in the Proxy Statement, as supplemented by the information in this proxy statement supplement, should be considered in casting your vote by proxy or at the annual meeting of stockholders.